Exhibit 99

FOR IMMEDIATE RELEASE

RPC, Inc. to Present at the 2015 JRCO Energy Conference

ATLANTA, September 24, 2015 – RPC Incorporated (NYSE: RES) announced today that it will present at the 2015 JRCO Energy Conference in New Orleans on Monday, September 28, 2015 at 5:05 p.m. Eastern Time.

The presentation will provide a corporate overview, discuss RPC’s outlook and strategies under current market conditions, highlight the services RPC provides and review its most recently published financial results. Management's remarks will be available in real time on RPC’s investor website, www.rpc.net and will be archived for a period of 30 days following the presentation.

RPC provides a broad range of specialized oilfield services and equipment primarily to independent and major oilfield companies engaged in the exploration, production and development of oil and gas properties throughout the United States and in selected international markets. RPC’s investor website can be found at www.rpc.net.

For more information about RPC, Inc. and/ or this presentation, please contact:

Jim Landers

Vice President, Corporate Finance

404-321-2162

jlanders@rpc.net

Sharon Lennon

Manager, Investor Relations

404-321-2172

slennon@rpc.net